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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              Diebold, Incorporated
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             (Exact name of registrant as specified in its charter)

                   Ohio                                       34-0183970
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(State of incorporation or organization)                    (IRS Employer
                                                          Identification No.)

5995 Mayfair Road, P.O. Box 3077,                           44720-8077
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 North Canton, Ohio                                         (Zip Code)
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(Address of principal executive offices)


If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to                         securities pursuant to
Section 12(b) of the                           Section 12(g) of the
Exchange Act and is                            Exchange Act and is
effective pursuant to                          effective pursuant to
General Instruction A.(c),                     General Instruction A.(d),
please check the following                     please check the following
box.[X]                                        box.[ ]

Securities Act registration file number to which this form relates, (if
applicable):    _____________

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       -------------------                   ------------------------------

Preferred Share Purchase Rights                  New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
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                                 Title of class


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ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED.
                  -------------------------------------------

         On January 28, 1999, the Directors of Diebold, Incorporated (the "Company") declared a dividend distribution of one right (a "Right") for each Common Share, par value $1.25 per share (the "Common Shares"), of the Company outstanding at the close of business on February 11, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of February 11, 1999 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit
4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.           EXHIBITS.
                  ---------

                  Exhibit
                  Number         Exhibit
                  ------         -------

                  4.1 Rights Agreement (including a Form of Certificate of Adoption of Amendment as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Shares as Exhibit C thereto)

                  99.1           Form of letter to stockholders, dated February,
                                 1999

                  99.2           Press Release, dated January 28, 1999



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            DIEBOLD, INCORPORATED



                                            By:    /s/ Gerald F. Morris
                                                  ----------------------------
                                                  Name: Gerald F. Morris
                                                  Title: Executive Vice
                                                         President and Chief
                                                         Financial Officer


Dated: February 2, 1999

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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER          EXHIBIT
        ------          -------

          4.1 Rights Agreement (including a Form of Certificate of Adoption of Amendment as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Common Shares as Exhibit C thereto)

         99.1           Form of letter to shareholders, dated February,
                        1999

         99.2           Press Release, dated January 28, 1999




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